Reply to Las Vegas Office

January 26, 2021

Aemetis, Inc.

20400 Stevens Creek Blvd., #700

Cupertino, California 95014

Gentlemen:

We have acted as counsel to Aemetis, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale, from time to time, of shares of common stock of the Company, $0.001 par value per share, having an aggregate sale price of up to $84,000,000 (the “Placement Shares”), pursuant to the At the Market Issuance Sales Agreement, dated January 26, 2021 (the “Agreement”), between the Company and H.C. Wainwright & Co., LLC. The Placement Shares will be issued pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-248492), as filed with the Securities and Exchange Commission on August 28, 2020 (at the time it became effective, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus dated August 28, 2020 and prospectus supplement dated January 26, 2021 (collectively, the “Prospectus”).

We have examined the Registration Statement, the Prospectus and other instruments, certificates, records and documents, matters of fact and questions of law that we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the authenticity of documents submitted to us as originals and the genuineness of all signatures, the conformity to the original documents of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, certificates, records and documents we have reviewed.

Based upon the foregoing, we are of the opinion that the Placement Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Agreement and the Registration Statement, the Placement Shares will be validly issued, and the Placement Shares will be fully paid and nonassessable. We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed on January 27, 2021.

Very truly yours,

/s/ MCDONALD CARANO LLP

McDONALD carano llp

mcdonaldcarano.com

2300 West Sahara Avenue, Suite 1200 ▪ Las Vegas, Nevada 89102 ▪ 702.873.4100

100 West Liberty Street, Tenth Floor ▪ Reno, Nevada 89501 ▪ 775.788.2000

Mailing Address: P.O. Box 2670 " Reno, Nevada 89505